EXHIBIT 1

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No.33.3.0029520-8

Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. (“Oi” or the “Company”), in accordance with article 12 of CVM Instruction No. 358/02, informs the market that it received a letter from Pharol, SGPS S.A. and Bratel B.V., as transcribed below:

“Dear	Sirs,

1. We hereby inform you that, in accordance with the provisions of Art. 12 of CVM Instruction No. 358/2002, as amended, due to the corporate reorganization (the “Corporate Reorganization”), the 71,067,957 common shares issued by Oi S.A., representing 8.61% of Oi S.A.’s capital stock, and held by PHAROL SGPS S.A., a corporation with offices at Rua Joshua Benoliel, No. 1, 2C, Edifício Amoreiras Square, Campo de Ourique parish, City of Lisbon, Portugal, registered under the taxpayer registry No. 05.453.409/0001-87 (“Pharol”), hereby represented by its attorneys-in-fact, Messrs. Rafael Luis Mora Funes, registered under the taxpayer registry No. 233.678.448-37 and Bernardo Sérgio Rhodes Amado, registered under the taxpayer registry No. 235.224.088-37, have been passed on to BRATEL B.V., a corporation with offices at Naritaweg, 165, 1043 BW, Amsterdam, the Netherlands, registered under the taxpayer registry No. 12.776.550/0001-86 (“BRATEL”), hereby represented by its attorneys-in-fact, Messrs. Rafael Luis Mora Funes and Bernardo Sérgio Rhodes Amado, identified above; hence Pharol is no longer a direct shareholder of Oi S.A.

2. In addition, we inform you that Bratel, due to the Corporate Reorganization, now holds 183,662,204 common shares of Oi S.A., which represent 22.24% of Oi S.A.’s entire capital stock. Therefore, since Pharol holds the totality of shares comprising the capital stock of Bratel, and with the above mentioned Corporate Reorganization, Pharol now indirectly holds 183,662,204 common shares of Oi S.A., representing 22.24% of Oi S.A.’s entire capital stock.

3. Finally, Bratel holds shares of Oi S.A. for investment purposes, without any intent to change Oi S.A.’s control.

Without anything further, we sign here below.

Sincerely,

PHAROL, SGPS, S.A.

Rafael Luis Mora Funes

Attorney-in-fact

Bernardo Rhodes Sérgio Amado

Attorney-in-fact

BRATEL B.V.

Rafael Luis Mora Funes

Attorney-in-fact

Bernardo Rhodes Sérgio Amado

Attorney-in-fact”

Rio de Janeiro, May 19, 2016

Flavio Nicolay Guimarães

Chief Financial Officer and Investor Relations Officer

Oi S.A.